Exhibit 24
THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Andre Schulten, Chief Financial Officer of the Registrant, Matthew W. Janzaruk, Senior Vice President – Chief Accounting Officer of the Registrant, Susan Street Whaley, Chief Legal Officer and Secretary of the Registrant, and any other person holding the position of Chief Financial Officer, Chief Accounting Officer or Secretary of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and re-substitution, with the full power to execute and file:
(i)
the Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant in connection with The Procter & Gamble Limited Share Investment Scheme (the “Plan”), as may be revised in accordance with the Registrant resolution entitled “Authorize Filing of S-3 Registration Statements for The Procter & Gamble Company Direct Stock Purchase Plan and The Procter & Gamble Limited Share Investment Scheme”;

(ii)	any and all replacement registration statements, prospectuses, amendments, including post-effective amendments, and exhibits to the Form S-3 Registration Statement; and

(iii)
any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-3 Registration Statement or any and all amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney-in-fact and agent or their substitute or substitutes.

 [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of October 10, 2023.

Signature	Title
/s/ Jon R. Moeller	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Jon R. Moeller
/s/ Andre Schulten	Chief Financial Officer (Principal Financial Officer)
Andre Schulten
/s/ Matthew W. Janzaruk	Senior Vice President – Chief Accounting Officer (Principal Accounting Officer)
Matthew W. Janzaruk
/s/ B. Marc Allen	Director
B. Marc Allen
/s/ Brett Biggs	Director
Brett Biggs
/s/ Sheila Bonini	Director
Sheila Bonini
/s/ Angela F. Braly	Director
Angela F. Braly
/s/ Amy L. Chang	Director
Amy L. Chang
/s/ Joseph Jimenez	Director
Joseph Jimenez
/s/ Christopher J. Kempczinski	Director
Christopher J. Kempczinski
/s/ Debra L. Lee	Director
Debra L. Lee
/s/ Terry J. Lundgren	Director
Terry J. Lundgren
/s/ Christine M. McCarthy	Director
Christine M. McCarthy
/s/ Robert J. Portman	Director
Robert J. Portman
/s/ Rajesh Subramaniam	Director
Rajesh Subramaniam
/s/ Patricia A. Woertz	Director
Patricia A. Woertz